Exhibit 99.1

Truth Social to Launch Streaming Platform

TMTG finishes R&D on its own content delivery network,
announcing plans for phased streaming introduction

Sarasota, FL, April 16, 2024 — Trump Media & Technology Group Corp. (NASDAQ:DJT) (“TMTG” or the “Company”), operator of the social media platform Truth Social, announced today that after six months of testing on its Web and iOS platforms, the Company has finished the research and development phase of its new live TV streaming platform and will begin scaling up its own content delivery network (“CDN”).

TMTG plans to roll out its streaming content in three phases:

•	Phase 1: Introduce Truth Social’s CDN for streaming live TV to the Truth Social app for Android, iOS, and Web.

•	Phase 2: Release stand-alone Truth Social over-the-top (“OTT”) streaming apps for phones, tablets, and other devices.

•	Phase 3: Release Truth Social streaming apps for home TV.

The streaming content is expected to focus on live TV including news networks, religious channels, family-friendly content including films and documentaries; and other content that has been cancelled, is at risk of cancellation, or is being suppressed on other platforms and services.

“We’re excited to move forward with the next big phase for Truth Social,” said TMTG CEO Devin Nunes. “With our streaming content, we aim to provide a permanent home for high-quality news and entertainment that face discrimination by other channels and content delivery services. There is a lot of great content that simply can’t find an audience for unjust reasons, and we want to let these creators know they’ll soon have a guaranteed platform where they won’t be cancelled.”

Much like the Truth Social platform, the Company's CDN is intended to operate efficiently, cost-effectively and independent of Big Tech. The network is designed to be user friendly, incorporating cutting edge technology to optimize speed, performance, and security for video streaming while minimizing interruptions. TMTG’s CDN is expected to greatly enhance and expand Truth Social, an iconic Trump brand whose free-speech mission resonates deeply with its community of users and supporters.

About TMTG

The mission of TMTG is to end Big Tech's assault on free speech by opening up the Internet and giving people their voices back. TMTG operates Truth Social, a social media platform established as a safe harbor for free expression amid increasingly harsh censorship by Big Tech corporations.

Cautionary Statement About Forward-Looking Statements

This press release includes forward-looking statements regarding, among other things, the plans, strategies, and prospects, both business and financial, of TMTG. We have based these forward-looking statements on our current expectations and projections about future events, including the future plans and potential success of the streaming services under the CDN. Although we believe that our plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions. Forward-looking statements are not guarantees of future performance, and involve risks, uncertainties and assumptions that may cause our actual results to differ materially from the expectations that we describe in our forward-looking statements. There may be events in the future that we are not accurately able to predict, or over which we have no control.

You should not place undue reliance on forward-looking statements. Although we may elect to update forward-looking statements in the future, we disclaim any obligation to do so, even if our assumptions and projections change, except where applicable law may otherwise require us to do so. Forward-looking statements are not guarantees of performance. Readers should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements herein. Important factors that may affect these projections or expectations include, but are not limited to: statements about the ability of TMTG to realize the benefits from the business combination; the ability of TMTG to maintain the listing of TMTG common stock on Nasdaq; ability to realize the benefit of the streaming services, its cost effectiveness, performance, stability, and future financial performance following the business combination; the impact of the outcome of any known or unknown litigation or other legal proceedings; the ability of TMTG to forecast and maintain an adequate rate of revenue growth and appropriately plan its expenses; expectations regarding future expenditures of TMTG; the future revenue and effect on gross margins of TMTG; the attraction and retention of qualified directors, officers, employees, and key personnel of TMTG; the ability of TMTG to compete effectively in a competitive industry; the impact of the ongoing legal proceedings in which President Donald J. Trump is involved on TMTG’s corporate reputation and brand; expectations concerning the relationships and actions of TMTG and its affiliates with third parties; the short- and long-term effects of the consummation of the business combination on TMTG’s business relationships, operating results, and business generally; the impact of future regulatory, judicial, and legislative changes in TMTG’s industry; the ability to locate and acquire complementary products or product candidates and integrate those into TMTG’s business; Truth Social, TMTG’s initial product, and its ability to generate users and advertisers; future arrangements with, or investments in, other entities or associations; competition and competitive pressures from other companies in the industries in which TMTG operates; and changes in domestic and global general economic and macro-economic conditions. For a discussion of these important factors and other risks, please read the information set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Other sections of the annual report describe additional factors that could adversely affect our business, financial condition, or results of operations. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on our business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements.

Investor Relations Contact
Shannon Devine (MZ Group | Managing Director - MZ North America)
Email: shannon.devine@mzgroup.us

Media Contact
press@tmtgcorp.com